UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2023

LuxUrban Hotels Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2125 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) -723-7368

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUXH	The Nasdaq Stock Market LLC
Series A Cumulative Redeemable Preferred Stock, par value $0.00001 per share	LUXHP	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 24, 2023, LuxUrban Hotels Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Alexander Capital L.P., as representative of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of 280,000 shares of Series A Preferred Stock (as defined below). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to an additional 15% of Series A Preferred Stock. The closing of the offering occurred on October 26, 2023.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, indemnification rights and obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), to contribute to payments the Underwriters may be required to make in respect of these liabilities and to reimburse the Underwriters for certain expenses. The Underwriters may, from time to time, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of business.

The Company is required to deposit funds in an amount equal to 18 months of dividend payments in a segregated account administered by Morgan Stanley & Co., LLC. These funds may be withdrawn at any time solely to pay dividends on the Series A Preferred Stock, and the Company will have no ongoing obligation to maintain a minimum balance in the segregated account.

The offering of Series A Preferred Stock was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-274308) (the “Registration Statement”), which became effective on September 13, 2023, as supplemented by the Prospectus Supplement dated October 24, 2023 relating to the Series A Preferred Stock, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on October 26, 2023.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On October 26, 2023, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 322,000 shares of the Company’s authorized preferred stock as shares of 13.00% Series A Cumulative Redeemable Preferred Stock, par value $0.00001 per share, with a liquidation preference of $25.00 per share (“Series A Preferred Stock”), with the designations, powers, rights, preferences, qualifications, limitations and restrictions as set forth in the Certificate of Designations. The Certificate of Designations became effective upon filing on October 26, 2023.

The Certificate of Designations provides that the Company will pay, when, as and if authorized by the Company’s board of directors, out of assets legally available for the payment of dividends, cumulative cash dividends at the initial rate, or 13.00% per annum of the $25.00 per share liquidation preference (the “Initial Rate”), equivalent to $3.25 per share per annum of Series A Preferred Stock. Dividends on each share of the Series A Preferred Stock will accrue and be cumulative from (and including) the original date of issuance of such share of Series A Preferred Stock. Dividends on the Series A Preferred Stock will be payable monthly in arrears on the last day of each calendar month (provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day without adjustment in the amount of the dividend).

The Series A Preferred Stock ranks senior to the Company’s common stock with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Company.

At any time or from time to time on or before October 26, 2026 the Company may at its option, redeem the Series A Preferred Stock, in whole or in part, at a redemption price equal to $26.00 per share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption, upon written notice. At any time or from time to time after October 26, 2026, the Company may at its option redeem the Series A Preferred Stock, in whole or in part, at a redemption price equal to $25.50 per share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption, upon written notice.

If a Change of Control (as defined in the Certificate of Designations) or Delisting Event (as defined in the Certificate of Designations) occurs prior to October 26, 2024, the Company shall, within 120 days after the first date on which such Change of Control or Delisting Event occurred, redeem the Series A Preferred Stock, in whole or in part, by paying $25.00 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of such redemption. If a Change of Control or Delisting Event occurs on or after October 26, 2024, the Company may, at its option, within 120 days after the first date on which such Change of Control or Delisting Event occurred, redeem the Series A Preferred Stock, in whole or in part, by paying $25.00 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of such redemption.

On or after October 26, 2024, upon the occurrence of a Delisting Event or Change of Control, as applicable, each holder of outstanding shares of Series A Preferred Stock shall have the right, unless, on or prior to the Delisting Event Exchange Date or Change of Control Exchange Date, as applicable, the Company has provided or provides notice of its election to redeem the Series A Preferred Stock, to exchange some or all of the Series A Preferred Stock held by such holder on the Delisting Event Exchange Date or Change of Control Exchange Date, as applicable, into shares of the Company’s common stock.

If a Delisting Event occurs, the Initial Rate shall increase by 6.00% until a Re-Listing Event (as defined in the Certificate of Designations) occurs. Upon a Re-Listing Event, the dividend rate shall return to the Initial Rate.

The Series A Preferred Stock has no maturity date, and, except as provided in the Certificate of Designations, the Company is not required to redeem the Series A Preferred Stock. In addition, the Company is not required to set aside assets to redeem the Series A Preferred Stock. Accordingly, the shares of Series A Preferred Stock will remain outstanding indefinitely unless the Company decides to redeem them.

Holders of shares of Series A Preferred Stock generally will have no voting rights. Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for eighteen (18) or more consecutive or non-consecutive monthly periods, the holders of Series A Preferred Stock and the holders of all other classes or series of preferred stock of the Company ranking on parity with the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up and upon which like voting rights have been conferred, and are exercisable and with which the holders of Series A Preferred Stock are entitled to vote together as a single class voting together as a single class, shall be entitled to vote for the election of a total of two additional directors to serve on the Board of Directors of the Company until all dividends accumulated and unpaid on such Series A Preferred Stock for all past dividend periods shall have been fully paid. If and when all accumulated dividends on such Series A Preferred Stock for all past dividend periods shall have been fully paid, the right of the holders of Series A Preferred Stock to elect such additional two directors shall immediately cease. The affirmative vote of at least two-thirds of the votes entitled to be cast collectively by the holders of outstanding shares of Series A Preferred Stock is required for the Company to authorize, create or increase the number of shares of any class or series of the Company’s capital stock expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and/or rights upon our liquidation, dissolution or winding up. In addition, the affirmative vote by the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock (voting as a separate class) is required to amend our certificate of incorporation (including the Certificate of Designations) in a manner that materially and adversely affects the rights of the shares of Series A Preferred Stock.

The foregoing description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.6 to the Company’s Form 8-A filed on October 26, 2023 and is incorporated herein by reference. A copy of the Specimen Preferred Stock Certificate representing the Series A Preferred Stock is filed as Exhibit 4.1 to the Company’s Form 8-A filed on October 26, 2023 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth above under Item 3.03 of this report is hereby incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

A copy of the opinion of Hunton Andrews Kurth LLP with respect to the legality of the issuance and sale of the Series A Preferred Stock in the offering is filed herewith as Exhibit 5.1, and thereby automatically incorporated by reference into the Registration Statement, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of October 24, 2023, by and between LuxUrban Hotels Inc. and Alexander Capital L.P., as representative of the several underwriters named therein.
3.1	Certificate of Designations of the Company of the 13.00% Series A Cumulative Redeemable Preferred Stock, par value $0.00001 per share (incorporated by reference to Exhibit 3.6 of LuxUrban Hotels Inc.’s Form 8-A filed on October 26, 2023).
4.1	Specimen Preferred Stock Certificate representing the shares of 13.00% Series A Cumulative Redeemable Preferred Stock, par value $0.00001 per share (incorporated by reference to Exhibit 4.1 of LuxUrban Hotels Inc.’s Form 8-A filed on October 26, 2023).
5.1	Opinion of Hunton Andrews Kurth LLP as to the legality of the Series A Preferred Stock.
23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUXURBAN HOTELS INC.

Date: October 26, 2023	By:	/s/ Brian Ferdinand
	Name:	Brian Ferdinand
	Title:	Chief Executive Officer and Chairman

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